THIS AGREEMENT dated 6th December, 2005 is made between:

1.

ARIEL COMMUNICATIONS LIMITED, a UK company, with its registered office at First Floor, St. Giles’ House, 15 / 21 Victoria Road, Bletchley, Milton Keynes, MK2 2NG United Kingdom, (Ariel); and

2.

SUPER LUCK, INC., a Delaware, United State of American incorporate company, 1201 Orange Street, Suite 600, Wilmington, DE 19801, United States (the Introducer).

WHEREAS

(A)

Ariel has developed certain computer software to enable the conduct of Foreign Exchange trading and is the sole and exclusive owner of such software (the Software).

(B)

The Introducer intends to introduce Ariel to potential clients in the Territory (as defined below) who wish to use the Software for provision of Foreign Exchange trading services (Potential Clients) and to enable the Potential Clients to offer such services as to their own clients.

(C)

This Agreement sets out the terms and conditions upon which the Introducer agrees to introduce Ariel to the Potential Clients.

IT IS HEREBY AGREED:

1.

INTERPRETATION

1.1

In this Agreement, including the Appendix and in the recitals hereto, unless the context otherwise requires, the following expressions have the meanings set out below:

Fee	shall have the meaning set out in clause 3.1 and Fees shall be construed accordingly;

Fee Date	shall mean the dates 31 December, 31 March, 30 June and 30 September of any calendar year, and Fee Dates shall be construed accordingly;

Group undertaking	shall be construed in accordance with section 259 of the Companies Act 1985;

Software Licence	shall mean the software licence to be entered into between Ariel and the Potential Client

Software	shall have the meaning set out in Recital A; and

Territory	shall mean Hong Kong, Taiwan, Greater China, Macau, Dubai and Kuwait.

1.2

In this Agreement, unless the context requires otherwise:

(a)

references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b)

the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(c)

references to the singular include the plural and vice versa and references to one gender shall include all genders;

(d)

any reference to any enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted;

(e)

the words including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any earlier words;

(f)

references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official of any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term; and

(g)

references to any statute, legislation or regulation are references to English statutes, legislation or regulations unless otherwise specified.

2.

INTRODUCTION

2.1

For the duration of this Agreement, the Introducer undertakes with all due diligence, care and skill:

(a)

to sell, promote and market the Software upon the terms specified by Ariel to the Potential Clients within the Territory and to co-ordinate with Ariel its approach to the Potential Clients and the manner in which it conducts it business with respect to its obligations hereunder, which shall include but not be limited to, notifying Ariel in writing and obtaining Ariel’s written consent prior to making an initial approach to a Potential Client pursuant to this clause 2.1;

(b)

to service the Potential Clients’ requirements with a view to ensuring the Potential Client’s continuing commitment to licence the Software;

(c)

to promptly provide Ariel with such information relating to the Potential Clients as Ariel may reasonably require from time to time; and

(d)

to otherwise conduct its activities in a proper and efficient manner.

2.2

The Introducer shall at all times refer to Ariel, any and all of the Potential Clients insofar as they or any or them have, on an umprompted and unsolicited basis, indicated a wish or interest in relation to the Software Licence, but always on the express notification to such Potential Clients that the granting of the Software Licence will be subject to Ariel’s consent.  The Introducer shall not in any event accept or purport to accept any person as a customer of or for Ariel.

2.3

In consideration of the performance by the Introducer of the obligations set out in clause 2.1, Ariel agrees to pay the Introducer the Fee, subject to the terms and conditions set out herein.

3.

INTRODUCTION FEE

3.1

The Introducer shall be entitled to receive an introduction fee at the rates and upon the terms set out in Schedule A in respect of the introduction of a Potential Client, or at such other rate and upon such other terms as Ariel may at any time and from time to time determine in its sole discretion and notify to the Introducer (the Fee).

3.2

Save as otherwise set out herein, all sums due to the Introducer under this Agreement shall be paid by electronic funds transfer to such bank accounts as the Introducer may from time to time notify Ariel in writing.  All payment shall, unless otherwise specified, be made in US Dollars.

3.3

The Introducer is obliged to pay all applicable taxes and all other fees, costs and expenses incurred by the Introducer in connection with the payment of the Fees and Ariel shall be entitled to deduct or withhold from any payment made or credited to the Introducer any tax required by law to be deducted or withheld from any such payment or credit.

3.4

In the event that the Introducer shall cease to act as the adviser, broker or other agent of a relevant Potential Client, subject to the terms and conditions set out herein, Ariel shall cease to pay the Fees to the Introducer in respect of that particular Potential Client.  In no circumstances shall Ariel be required to pay the Fees in respect of a particular Potential Client to any replacement adviser, broker or other agent engaged by such Potential Client, even if directed to do so by that Potential Client or the Introducer.

3.5

For the avoidance of doubt, Ariel shall be free in its absolute discretion to reject the introduction of a Potential Client by the Introducer, in which case, no Fees in respect of such introduction shall by payable by Ariel.

4.

MANNER OF INTRODUCTIONS

4.1

The Introducer is not, and will not under any circumstance be, the agent of Ariel.  The Introducer acknowledges that it has no authority to bind Ariel in any manner and undertakes not to hold itself out as such an agent or as having any such authority to any persons.

4.2

The Introducer undertakes to make it clear to each Potential Client in the course of dealing with it that the Introducer does not act as agent for or represent Ariel, and the Introducer undertakes not to use any trademark, trade names, letterhead, logo or other document which suggest or implies that the Introducer is affiliated in any way to Ariel.

4.3

Nothing in this Agreement shall be construed as creating an agency in any respect, or a partnership or joint venture between Ariel and the Introducer.

4.4

The Introducer undertakes:

(a)

not to make or give any promises, warranties, guarantees or representations with regard to any of the Software and undertakes not make any untrue statement or misrepresentation with regard to the Software or Ariel;

(b)

not to incur any liability on behalf of Ariel or in any way to pledge or purport to pledge the credit of Ariel or to accept or many any contract binding upon Ariel or give or make or purport to give or make any warranty on behalf of Ariel;

(c)

to use only the Software and other promotional materials, literature and documentation as Ariel has given its prior written approval to, and to ensure that the promotional materials, literature and documentation comply with all applicable laws, statutes, regulations and codes or practice applicable to the Introducer and to the sale, marketing and promotion of the Software in the relevant jurisdiction;

(d)

not to do any illegal act or conduct any sale, marketing and promotion in a manner which may cause damage to the reputation of Ariel or any of its group undertakings;

(e)

to comply at all times with all applicable laws, statutes, regulations and codes or practice applicable to the Introducer in any relevant jurisdiction and to comply with all reasonable requirements of Ariel; and

(f)

not to approach persons in connection with the licence or otherwise of the Software, other than Potential Clients who are resident or incorporated in the Territory.

4.5

Except as provided herein and subject to the provisions of this Agreement generally, the Introducer has no right or power or authority to make any representation on behalf of Ariel or commit Ariel to any transaction or contract or agreement.

4.6

 The rights conferred and the obligations undertaken by the Introducer are personal in nature and shall not be assignable or transferred without Ariel’s written consent and shall be binding on the Introducer and its permitted assigns and successors.

4.7

Where the Introducer is required to be licensed, registered or otherwise to comply with any regulatory requirements in any jurisdiction, it undertakes to maintain such licence or registration, as appropriate, at all times during the continuance of the Agreement.

5.

GENERAL EXCLUSION

5.1

In addition and without prejudice to any remedy which Ariel may have, so long as Ariel acts in good faith, save as expressly prohibited by law, Ariel shall not be liable to the Introducer in any respect of any losses, damages, liabilities or expenses suffered by the Introducer.

5.2

Without prejudice to the generality of the foregoing, Ariel shall not in any event be liable to the Introducer for any indirect or consequential losses, any anticipated profits or punitive damages.

6.

TERM AND TERMINATION

6.1

This Agreement shall commence on the date specified herein.

6.2

Ariel may in it sole and absolute discretion terminate this Agreement at any time without notice and without giving any reason.

6.3

The Introducer may terminate this Agreement by giving Ariel not less than 30 days’ prior written notice.

6.4

In the event that Ariel terminates this Agreement pursuant to this clause 6, Ariel reserves the right to withhold the payment of any outstanding Fees and to retain all future Fees.

7.

COSTS

The Introducer shall be responsible for bearing all costs and expenses incurred by it in carrying out its obligations under this Agreement.

8.

CONFIDENTIALITY

8.1

For the purposes of this clause 8, Confidential Information means any and all information relating to Ariel or any of its group undertakings, their respective businesses, investments, finances, the Software, the Software Licence, and any information contained or embodied in the Software or otherwise disclosed or made available by or on behalf of Ariel and whether or not such information is expressly stated to be confidential or marked as such, including but not limited to, formulas, computer programs, processes, technical specifications, data, ideas, drawings, inventions, algorithms, source code, object code, know-how, software listings, schematics and discussions by or on behalf of Ariel and the Introducer in relation to such matters, whether before or after the date of this Agreement, either in writing, in disk or electronic form or orally and whether directly or indirectly from, or pursuant to discussions with, Ariel, any of its other group undertakings or its advisers.  The term Confidential Information shall not include:

(a)

information that is in the public domain at the date of this Agreement;

(b)

information that subsequently comes into the public domain after the due date of this Agreement, otherwise than as a result of a breach of this Agreement;

(c)

information which the Introducer obtains from a third party not under any confidentiality obligation to Ariel in respect of such information; or

(d)

information which the Introducer is required to disclose any law, rule, or regulatory authority.

8.2

The Introducer undertakes to treat as confidential and keep all secret all Confidential Information received by it or its related persons in confidence, to use such Confidential Information only as permitted under this Agreement and to use all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information and must not,  without the prior written approval of Ariel, exploit or disclose the Confidential Information in whole or in part, other than to those of the Introducer’s employees as need to know the same (and provided that the relevant employees have been informed of the confidential nature of the Confidential Information and have undertaken to keep it confidential) and to the relevant Potential Client and its employees, officers and advisers.

8.3

The Introducer undertakes to ensure that each Potential Client and any of its employees, officers or advisers to whom any part of the Confidential Information is disclosed is made aware prior to the disclosure that the Confidential Information is confidential and that they owe an express duty of confidence to Ariel and to take appropriate steps to implement and enforce such confidentiality obligations.

8.4

The Introducer undertakes to indemnify and hold harmless Ariel and its group undertakings against any loss or damage which Ariel and/or its group undertakings may suffer or incur as a result of the Introducer failing to comply with clause 8.2 or 8.3 and the Introducer shall be responsible for any breach of the above confidentiality undertaking by it or its related persons and undertakes to indemnify and hold harmless Ariel and any of Ariel’s group undertakings against all actions, proceedings, costs, claims, demands, liabilities, losses or expenses (including legal expenses) arising from such breach.

8.5

The Introducer agrees to promptly notify Ariel if it becomes aware of any breach of confidence pursuant hereto and to give Ariel all reasonable assistance in connection with any proceedings which it may institute.

8.6

The obligations of confidentiality set out in this clause 8 shall survive termination of this Agreement and, as soon as possible following termination of this Agreement, but in any event within one month thereafter, the Introducer shall, and shall procure that any of its employees with access thereto shall, upon the Ariel’s instructions, either deliver to Ariel or destroy, all copies of the Confidential Information and any other materials provided by or on behalf of Ariel to the Introducer pursuant hereto, which are in its possession or under its control, and shall deliver to Ariel a certificate signed by an officer of the Introducer certifying that the same has been done.

8.7

Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a “need to know” basis, both parties agree not to disclose the detailed terms of this Agreement or matters relating thereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

9.

INDEMNITY

9.1

In addition and without prejudice to any other right or remedy of Ariel, the Introducer shall indemnify, and keep indemnified, Ariel against all actions, proceedings, liabilities, losses, costs, claims, demands and expenses which Ariel may suffer or sustain as a result of:

(a)

any breach by the Introducer of any provision of this Agreement; or

(b)

any negligence by the Introducer.

9.2

The provisions of this clause shall survive termination of this Agreement.

10.

REPRESENTATIONS AND WARRANTIES

10.1

The Introducer hereby represents, warrants and/pr undertakes that:

(a)

it has full capacity and authority to accept and agree to this Agreement and to perform its obligations hereunder;

(b)

it has all authorisations, consents, licences, approvals or exemptions required to accept and agree this Agreement;

(c)

it will carry out the duties and obligations under this Agreement in compliance with all applicable laws and regulations;

(d)

all information, reports and other papers and data furnished to Ariel are accurate, correct and complete in all material respects;

(e)

it is not aware, as at the date of this Agreement, of anything within its reasonable control which might or will adversely affect its ability to fulfill its obligations under this Agreement;

(f)

all the representations, warranties and undertakings made under this Agreement are true, complete and accurate at the time of the contract, and that in the event of an such representations, warranties or undertakings ceasing to be true, complete and/or accurate, it will give Ariel written notification, immediately upon becoming aware of the same; and

(g)

in entering into this Agreement, it does not do so in reliance on any representation, warranty or provision of Ariel, except as expressly provided for in this Agreement.

10.2

The representations and warranties in this clause shall be deemed repeated on each day during the currency of this Agreement by reference to the facts and circumstances subsisting on each day.

11.

NO WAIVER

11.1

No failure or delay in exercising or relaxation by the parties of any of these terms and conditions shall operate as a general waiver of the relevant term, condition, right or power and no partial or single exercise of any term, condition, right or power shall preclude any other or further exercise of some or any of that party’s other rights and remedies against the other party.

11.2

No waiver of any breach of any term of this Agreement shall (unless expressly agreed in writing by the waiving party) be construed as a waiver of a future breach of the same term or as authorizing a continuation of the particular breach.

12.

SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.  The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision to the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

13.

VARIATION

No variation of this Agreement, including to the rates of commission specified herein, shall be valid unless it is in writing and signed by or on behalf of each of the parties to it.  Such variation will become effective on the date agreed between the parties.  The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

14.

ASSIGNMENT

The Introducer shall not assign or purport to assign to any other person the benefit of its rights under the contract or delegate or purport to delegate any of its obligations under this Agreement without, in either case, the prior written consent of Ariel.

15.

ENTIRE AGREEMENT

15.1

This Agreement sets out the entire agreement and understanding between the parties in respect of the Introduction of Investors hereunder, and supersedes and cancels in all respects all previous letters of intent, correspondence, understandings, agreements and undertakings, if any, between the parties with respect to the subject matter of this Agreement, whether written or oral.

15.2

It is agreed that the Introducer has not entered into this Agreement or any other document referred to in this Agreement in reliance upon any statement, representation, warranty or undertaking of Ariel or any other person or company which is not expressly set out or referred to in this Agreement or such other document.

16.

COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

17.

THIRD PARTIES

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

18.

NOTICES

Any notice to be given hereunder shall be in writing and shall be addressed to the parties’ respective address stated above or such addresses or fax numbers as the parties shall notify each other from time to time.  Such notice shall be deemed to have been duly received, on the same day if delivered by hand, or when in the ordinary course of post it would be received, if delivered by post, or immediately, if sent by fax and thereafter by post.

19.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of England, without reference to its conflicts of law provisions.  Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the courts of England, and the parties agree to submit to the jurisdiction and venue of these courts.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first before written.

SIGNED BY____________________________

)

For and on behalf of ARIEL

)

COMMUNICATIONS LIMITED

)

SIGNED BY /s/ Wilson R. Cheung

)

For and on behalf of SUPER LUCK, INC.

)

APPENDIX

FEES

1.

Fees

1.1

Initial Setup Fee

Subject to paragraph 2 below and to the terms of this Agreement, the Introducer will be entitled to receive 20 per cent of the amount of the initial set up fee agreed in writing with the Potential Client which is above the Base Cost.

For the purpose of this paragraph 1.1, the Base Cost shall be US$10,000.

1.2

Monthly volume  fee

Subject to paragraph 2 below and to the terms of this Agreement, the Introducer will be entitled to receive a fee of 20 per cent per round turn conducted by the Potential Client on the Software.

For the purposes of this paragraph 1.2, a “round turn” shall refer to the opening and closing of each 100,000 unites of a trade, in aggregate.

2.

Terms

2.1

The Fees will accrue on a daily basis and will be payable to the Introducer quarterly in arrears as soon as practicable following the relevant Fee Date.

2.2

Payment of the Fees in respect of the sale of the Software shall be conditional upon satisfaction of each of the following conditions which must be fulfilled at the time of the relevant Fee Date in respect of each Potential Client:-

(a)

the relevant Potential Client having paid in full, at the time of the relevant date for payment of the Fees, all relevant fees due to Ariel pursuant to the Software Licence at the relevant Fee Date;

(b)

a duly completed Software Licence having been signed by the relevant Potential Client and continuing to be in full force and effect, and not having expired or been terminated by either  Ariel or the relevant Potential Client pursuant to the terms of the Software Licence;

(c)

Ariel being satisfied in its reasonable opinion that the Introducer is, at the relevant time, in compliance with the ongoing obligations set out in clauses 2.1(b), 2.1(c) and 2.1(d); and

(d)

The Introducer not having committed any breach of this Agreement.

2.3

Ariel shall determine whether the Conditions set out in paragraph 2.1 have been satisfied at each relevant Fee Date and its decision in relation thereto shall be final and binding upon Ariel and the Introducer.